N-SAR FILING
AAL MUTUAL FUNDS

AFFILIATED UNDERWRITINGS OF AAL HIGH YIELD BOND FUND
For 6-month period ending October 31, 2003

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                                                                                                 Par/            Issuer
    Trade Date             Cusip                        Issuer                     Price        Amount            Size
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06/19/2003            03939RAA8         Arch Western Finance 144A                   100.00         375,000       700,000,000

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7/21/2003             960413AB8         Westlake Chemical Corp 144A                 100.00         350,000       380,000,000

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8/15/2003             252126AB3         Dex Media West Sr Sub 144A                  100.00         450,000       780,000,000

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10/29/2003            629855AA5         NALCO Co Sr Sub 144A                        100.00         550,000       465,000,000

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                                                                                  Participating                    Selling
    Trade Date        Percentage                   Broker                          Underwriters                  Concession
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06/19/2003                   0.054%  Citigroup                           Citigroup                         Underwriting spread of
                                                                         JP Morgan Securities                        SPR
                                                                         Morgan Stanley                        @ ISS 341.0 vs.
                                                                         Bank of New York                       T 3-5/8 05/13
                                                                         BNP Paribas
                                                                         Credit Lyonnais Securities
                                                                         Credit Suisse First Boston
                                                                         Merrill Lynch & Co.
                                                                         PNC Capital Markets
                                                                         US Bank
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7/21/2003                    0.092%  Credit Suisse First Boston          Bank of America                   Underwriting spread of
                                                                         Credit Suisse First Boston                  SPR
                                                                         Deutsche Bank Securities              @ ISS 492.0 vs.
                                                                         JP Morgan Securities                   T 5 08/15/11
                                                                         CIBC World Markets
                                                                         Citigroup
                                                                         Credit Lyonnais Securities
                                                                         Scotia Capital
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8/15/2003                    0.058%  JP Morgan Chase Bank                Bank of America                   Underwriting spread of
                                                                         Deutsche Bank Securities                    SPR
                                                                         JP Morgan Securities                  @ ISS 537.0 vs.
                                                                         Lehman Brothers                        T 4-1/4 08/13
                                                                         Wachovia Securities
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10/29/2003                   0.118%  Citigroup Global Markets            Banc of America                   Underwriting spread of
                                                                         Citigroup                                   SPR
                                                                         Deutsche Bank Securities              @ ISS 464.0 vs.
                                                                         JP Morgan Securities                 T 4-1/4 08/15/13
                                                                         Goldman Sachs & Co.
                                                                         UBS
                                                                         Banc One Capital Markets
                                                                         Credit Lyonnais
                                                                         Royal Bank of Scotland
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